EXECUTED IN 50 COUNTERPARTS OF
                                                WHICH THIS IS COUNTERPART  NO.








                           METROPOLITAN EDISON COMPANY

                                       AND

          UNITED STATES TRUST COMPANY OF NEW YORK, SUCCESSOR TRUSTEE

                             --------------------


                             SUPPLEMENTAL INDENTURE


           (First Mortgage Bonds, Senior Note Bank Series due 2002)


                             --------------------


                             Dated as of May 1, 2001

                                TABLE OF CONTENTS
                                                                            Page

Parties...................................................................... 1
Recitals .................................................................... 1
Granting Clauses............................................................. 3
Excepted Property ........................................................... 5
Habendum..................................................................... 5
Subject Clause .............................................................. 5
Grant in Trust .............................................................. 5

ARTICLE I.  SENIOR NOTE BANKS BONDS.......................................... 9
   SECTION 1.01. Creation of Senior Note Bank Bonds............ ............. 9
   SECTION 1.02. Dating of Senior Note Bank Bonds............... ............ 9
   SECTION 1.03. Payment of Principal and Interest............... ........... 9
   SECTION 1.04. Credits with Respect to Senior Note Bank Bonds... .......... 9
   SECTION 1.05. Registration of Senior Note Bank Bonds............ .........10
   SECTION 1.06. Transferability and Assignability of Senior Note Bank Bonds.10
   SECTION 1.07. Redemption of Senior Note Bank Bonds............... ........10
   SECTION 1.08. Mandatory Redemption of Senior Note Bank Bonds..............11
   SECTION 1.09. Related Series of Senior Note First Mortgage Bonds..........11
   SECTION 1.10. Satisfaction and Discharge..................................11
ARTICLE II.  FORM OF THE SENIOR NOTE BANK BONDS..............................11
   SECTION 2.01. Form of Senior Note Bank Bonds..............................11
ARTICLE III.  MISCELLANEOUS..................................................17
   SECTION 3.01. Covenants of the Company............................. ......17
   SECTION 3.02  Indemnification of the Trustee........................ .....17
   SECTION 3.03  Table of Contents and Titles of Articles Not Part...... ....17
   SECTION 3.04. Original Indenture Confirmed as Amended and Supplemented....17
   SECTION 3.05  Execution in Counterparts...................................18

Names and Addresses of debtor and secured party..............................15
Testimonium..................................................................16
Signatures and seals.........................................................17
Acknowledgments..............................................................18
Certificate of Residence.....................................................20

      THIS SUPPLEMENTAL INDENTURE, dated as of May 1, 2001, made and entered into by and between METROPOLITAN EDISON COMPANY, a corporation of the Commonwealth of Pennsylvania (hereinafter sometimes called the "Company"), and UNITED STATES TRUST COMPANY OF NEW YORK, a company organized under the laws of the State of New York (hereinafter sometimes called the "Trustee"), as successor trustee under the Indenture hereinafter referred to.

      WHEREAS, the Company heretofore executed and delivered its Indenture (hereinafter called the "Original Indenture"), dated as of the first day of November, 1944, to Guaranty Trust Company of New York, as trustee, to secure the First Mortgage Bonds of the Company, unlimited in aggregate principal amount and issuable in series, from time to time, in the manner and subject to the conditions set forth in the Mortgage (as hereinafter defined) and by said Original Indenture granted and conveyed unto the Trustee, upon the trusts, uses and purposes specifically therein set forth, certain real estate, franchises and other property therein described, including property acquired after the date thereof, except as therein otherwise provided; and

      WHEREAS, the Original Indenture, which was duly amended and supplemented by various indentures supplemental thereto, and which is hereby further supplemented by this Supplemental Indenture, all of which are herein collectively referred to as the "Mortgage"; and

      WHEREAS, the Original Indenture, certain of said Supplemental Indentures and an Instrument of Resignation, Appointment and Acceptance dated as of October 27, 1995 among the Company, IBJ Schroder Bank & Trust Company and United States Trust Company of New York have been duly recorded in mortgage books in the respective Offices of the Recorders of Deeds in and for the Counties of Pennsylvania in which this Supplemental Indenture is to be recorded, and in the mortgage records of Warren County, New Jersey; and

      WHEREAS, the Mortgage provides for the issuance of bonds thereunder in one or more series, the form of each series of bonds and of the coupons to be attached to the coupon bonds, if any, of each series to be substantially in the forms set forth therein with such omissions, variations and insertions as are authorized or permitted by the Mortgage and determined and specified by the Board of Directors of the Company; and

      WHEREAS, the Company has entered into an Indenture dated as of July 1, 1999 (the "Senior Note Indenture") with United States Trust Company of New York, as trustee (the "Senior Note Trustee"), providing for the issuance of notes thereunder (the "Senior Notes") from time to time, and pursuant to the Senior
Note Indenture the Company has agreed to issue to the Senior Note Trustee, as security for the Senior Notes, a new series of bonds under the Mortgage at the time of authentication of each series of Senior Notes issued prior to the Release Date (as defined in the Senior Note Indenture); and

      WHEREAS, for such purposes the Company desires to issue a new series of bonds and by appropriate corporate action in conformity with the terms of the Mortgage has duly determined to create a separate series of bonds, which shall be designated as "First Mortgage Bonds, Senior Note Bank Series due 2002" (hereinafter sometimes referred to as the "Senior Note Bank Bonds"), which said Senior Note Bank Bonds are to be substantially in the form set forth in Article II hereof with the insertion of numbers, denominations, dated dates, maturities, redemption prices and interest rates as determined in accordance with the terms of the Mortgage; and

      WHEREAS, the Senior Note Bank Bonds shall be issued to the Senior Note Trustee in connection with the issuance by the Company of its Senior Notes, Bank Series (the "Bank Senior Notes"); and

      WHEREAS, all acts and things prescribed by law and by the charter and by-laws of the Company necessary to make the Senior Note Bank Bonds, when executed by the Company and authenticated by the Trustee, as in the Mortgage provided, valid, binding and legal obligations of the Company, entitled in all respects to the security of the Mortgage, have been performed or will have been performed prior to execution of such Senior Note Bank Bonds by the Company and authentication thereof by the Trustee;

      WHEREAS, provision is made in Sections 5.11 and 17.01 of the Original Indenture for such further instruments and indentures supplemental to the Original Indenture as may be necessary or proper (a) to carry out more effectually the purposes of the Original Indenture; (b) expressly to subject to the lien of the Original Indenture any property acquired after the date of the Original Indenture and intended to be covered thereby, with the same force and effect as though included in the granting clauses thereof; (c) to set forth the terms and provisions of any series of bonds to be issued and the forms of the bonds and coupons, if any, of such series; (d) to add such further covenants, restrictions or conditions for the protection of the mortgaged and pledged property and the holders of bonds as the Board of Directors of the Company and the Trustee shall consider to be for the protection of the holders of bonds; and
(e) to cure any ambiguity of the Original Indenture which shall not adversely affect the interests of the holders of the bonds; and

      WHEREAS, the Company desires to issue the Senior Note Bank Bonds; and the Company and the Trustee deem it advisable to enter into this Supplemental Indenture for the purposes of carrying out the purposes of the Original
Indenture of setting forth the terms and provisions of the Senior Note Bank Bonds, and the form of the Senior Note Bank Bonds; and

      WHEREAS, it was intended by the execution and delivery of the Original Indenture and the aforesaid Supplemental Indentures to subject to the lien of the Original Indenture, and to grant to the Trustee a security interest in, all of the property, real, personal and mixed, then owned by the Company or thereafter acquired by the Company, as and to the extent set forth therein, subject to the provisions thereof, except such property as was therein expressly excepted and excluded from the lien and operation thereof; and it is the intention of the parties hereto, by the execution and delivery of this Supplemental Indenture, to provide the Trustee with further assurances by also creating in favor of the Trustee a security interest, pursuant to the provisions of the Uniform Commercial Code, in such of the aforesaid property as may by law be subjected to such a security interest, except such thereof as is expressly excepted and excluded as aforesaid or herein; and

      WHEREAS, the execution and delivery of this Supplemental Indenture have been duly authorized by the Board of Directors of the Company at a meeting duly called and held according to law, and all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms, for the purposes herein expressed, and the execution and delivery hereof, in the form and terms hereof, have been in all respects duly authorized;
                                        2

      NOW, THEREFORE, in order further to secure the payment of the principal and interest of all bonds issued and to be issued under the Original Indenture and any indenture supplemental thereto, including this Supplemental Indenture, according to their tenor, purport and effect and the performance and observance of all the covenants and conditions in said bonds and the Original Indenture and indentures supplemental thereto, including this Supplemental Indenture, contained, and for and in consideration of the premises and of the sum of One Dollar ($1.00), lawful money of the United States of America, to the Company duly paid by the Trustee at or before the unsealing and delivery hereof, and other valuable consideration, the receipt whereof is hereby acknowledged, and intending to be legally bound hereby, the Company has executed and delivered this Supplemental Indenture, and hath granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and granted a security interest therein, and by these presents doth grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm, and grant a security interest therein, subject to the provisions of the Mortgage, unto United States Trust Company of New York, as Trustee, and to its successors in the trust and to its and their assigns forever, all the properties of the Company described or mentioned below, that is to say:

      All property, real, personal and mixed, tangible and intangible, owned by the Company on the date of the execution hereof or which may be hereafter acquired by it (except such property as is in the Original Indenture or in any indenture supplemental thereto, including this Supplemental Indenture, expressly excepted from the lien and operation of the Original Indenture).

      The property covered by this Supplemental Indenture shall include particularly, among other property, without prejudice to the generality of the language hereinbefore or hereinafter contained, the following described property:

      All the electric generating stations, station sites, stations, electric reserve generating stations, substations, substation sites, steam plants, hot water plants, hydro-electric stations, hydro-electric station sites, electric transmission lines, electric distribution systems, steam distribution systems, hot water distribution systems, regulator stations, regulator station sites, office buildings, storeroom buildings, warehouse buildings, boiler houses, plants, plant sites, service plants, coal, other mineral land mining rights and privileges, coal storage yards, pole yards, electric works, power houses, generators, turbines, boilers, engines, furnaces, dynamos, buildings, structures, transformers, meters, towers, poles, tower lines, cables, pole lines, tanks, storage holders, regulators, pipes, pipe-lines, mains, pipe fittings, valves, drips, connections, tunnels, conduits, gates, motors, wires, switch racks, switches, brackets, insulators, and all equipment, improvements, machinery, appliances, devices, appurtenances, supplies and miscellaneous property for generating, producing, transforming, converting, storing and distributing electric energy, steam and hot water, together with all furniture and fixtures located in the aforesaid buildings, and all land on which the same or any part thereof are situated;

      And all of the real estate, leases, leaseholds (except the last day of the term of each lease and leasehold), and lands owned by the Company, including land located on or adjacent to any river, stream or other water, together with all flowage rights, flooding rights, water rights, riparian rights, dams and dam sites and rights, flumes, canals, races, raceways, head works and diversion works;
                                        3

      And all of the municipal and other franchises, licenses, consents, ordinances, permits, privileges, rights, servitudes, easements and rights-of-way and other rights in or relating to real estate or the occupancy of the same, owned by the Company;

      And all of the other property, real, personal or mixed, owned by the Company, forming a part of any of the foregoing property or used or enjoyed or capable of being used or enjoyed in connection therewith or in anywise appertaining thereto, whether developed or undeveloped, or partially developed, or whether now equipped and operating or not and wherever situated, and all of the Company's right, title and interest in and to the land on which the same or any part thereof are situated or adjacent thereto;

      And all rights for or relating to the construction, maintenance or operation of any of the foregoing property through, over, under or upon any public streets or highways or other lands, public or private;

      And (except as in the Original Indenture or in any indenture supplemental thereto, including this Supplemental Indenture, expressly excepted) all the right, title and interest of the Company presently held or hereafter acquired in and to all other property of any of the foregoing kinds or any other kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described;

      And all the items of the kinds hereinabove mentioned including those thereof now owned by the Company and those thereof hereafter acquired by the Company;

      Also all other land and the buildings and improvements thereon erected hereafter acquired;

      TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder or remainders and (subject to the provisions of Section 9.01 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

      IT IS HEREBY AGREED by the Company that all the property, rights and franchises hereafter acquired by the Company (except any in the Original Indenture or in any indenture supplemental thereto, including this Supplemental Indenture, expressly excepted) shall (subject to the provisions of Section 9.01 of the Original Indenture), to the extent permitted by law, be as fully embraced within this Supplemental Indenture as if such property, rights and franchises were now owned by the Company and/or specifically described herein and conveyed hereby;

      PROVIDED THAT, in addition to the reservations and exceptions herein elsewhere contained, any property hereinbefore mentioned which has been released by the Trustee from the lien of the Mortgage or disposed of by the Company in accordance with the provisions of the Mortgage prior to the date of the execution and delivery of this Supplemental Indenture, and the following, are not and are not intended to be granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder or to have a security interest created therein, and are hereby expressly excepted from this Supplemental Indenture and from the lien and operation of the Mortgage, viz.: (1) cash and shares of stock and certificates or evidence of interest therein and obligations (including bonds, notes and other securities) not in the Original Indenture or in any indenture supplemental thereto, including this Supplemental Indenture, specifically pledged or covenanted so to be or deposited or delivered hereunder or under any other supplemental indenture; (2) any goods, wares, merchandise, equipment, materials or supplies held or acquired for the purpose of sale or resale in the usual course of business or for consumption in the operation of any properties of the Company, and automobiles and trucks; and
(3) all judgments, contracts, accounts and choses in action, the proceeds of which the Company is not obligated as in the Original Indenture provided to deposit with the Trustee hereunder; provided, however, that the property and rights expressly excepted from this Supplemental Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted, in the event that the Trustee or a receiver or trustee shall take possession of the mortgaged and pledged property in the manner provided in
Article X of the Original Indenture, by reason of the occurrence of a completed default, as defined in said Article X of the Original Indenture;

      TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed, or in which a security interest has been granted, by the Company as aforesaid, or intended so to be, unto the Trustee and its successors in the trust created in the Original Indenture and its and their assigns forever;

      SUBJECT, HOWEVER, to the reservations, exceptions, conditions, limitations and restrictions contained in the several deeds, servitudes, franchises and contracts or other instruments through which the Company acquired and/or claims title to and/or enjoys the use of the properties mentioned above; and subject also to such servitudes, easements, rights and privileges in, over, on, and/or through said properties as have been granted to other persons prior to the date of the execution and delivery of this Supplemental Indenture; and subject also to encumbrances of the character in the Original Indenture defined as "excepted encumbrances" insofar as the same may attach to any of the property embraced herein;

      IN TRUST NEVERTHELESS upon the terms, trusts, uses and purposes specifically set forth in the Mortgage;

      AND IT IS HEREBY FURTHER COVENANTED AND AGREED, and the Company and the Trustee have mutually agreed, in consideration of the premises, as follows:

                                     ARTICLE I.

                               SENIOR NOTE BANK BONDS

SECTION 1.01.  ...Creation of Senior Note Bank Bonds. The Company hereby creates
                  ----------------------------------
a series of bonds to be issued under and secured by the Mortgage, to be designated and distinguished from bonds of all other series by the title "First Mortgage Bonds, Senior Note Bank Series due 2002." The aggregate principal amount of the Senior Note Bank Bonds which may be initially authenticated and delivered shall be limited to One Hundred Fifty Million Dollars ($150,000,000), shall mature on February 1, 2002, and shall be issued in denominations of $1,000 and any amount in excess thereof. The serial numbers of bonds of the Senior Note Bank Bonds shall be such as may be approved by any officer of the Company, the execution thereof by any such officer either manually or by facsimile signature to be conclusive evidence of such approval. The Senior Note Bank Bonds shall bear interest at the rate of ten per centum (10%) per annum; interest shall accrue from and including the date of the first authentication and delivery of the Senior Note Bank Bonds, except as otherwise provided in the form of bond set forth in Article II hereof and shall be payable on each Interest Payment Date (as defined in the Bank Senior Notes) and at maturity or upon redemption. Interest on the Senior Note Bank Bonds during any period for which payment is made shall be computed in accordance with the Bank Senior Notes until the principal thereof shall have become due and payable. The regular record date for the interest payable on each Interest Payment Date shall be the day next preceding such Interest Payment Date. Interest payable at maturity shall be paid to the person to whom principal shall be paid. Interest on overdue interest shall be payable at the rate per annum specified in this Section 1.01. Except as provided in Sections 2.03, 2.04, 2.05, 8.03 and 17.04 of the Original Indenture, no Senior Note Bank Bonds shall be authenticated and delivered after such initial issue.

      SECTION  1.02.  Dating of Senior Note Bank Bonds.  Each Senior Note Bank
                      --------------------------------
Bond shall be dated the date of its authentication.

      SECTION 1.03.  Payment of Principal  and  Interest.  The principal of, and
                     -----------------------------------
interest on any Senior Note Bank Bond shall be payable, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and shall be payable at the "office" or agency of the Company in the Borough of Manhattan, The City of New York.

      SECTION  1.04.  Credits with  Respect to Senior Note Bank Bonds.  Upon any
                      -----------------------------------------------
payment (or any deemed payment) of the principal of, and interest on, all or any portion of the Bank Senior Notes, whether at maturity or prior to maturity by redemption or otherwise or upon provision for the payment thereof having been made in accordance with Section 5.01(a) of the Senior Note Indenture, Senior Note Bank Bonds in a principal amount equal to the principal amount of such Bank Senior Notes shall, to the extent of such payment of principal, and interest, be deemed paid and the obligation of the Company thereunder to make such payment shall be discharged to such extent and, in the case of the payment of principal, the Senior Note Bank Bonds in an equal principal amount of the related Bank

Senior Notes shall be surrendered to the Company for cancellation as provided in
Section 4.06 of the Senior Note Indenture. The Trustee may at anytime and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of, and interest on the Senior Note Bank Bonds, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing sentence unless and until the Trustee shall have received a written notice from the Senior Note Trustee signed by one of its officers stating (i) that timely payment of, or premium or interest on, the Bank Senior Notes has not been so made, (ii) that the Company is in arrears as to the payments required to be made by it to the Senior Note Trustee pursuant to the Senior Note Indenture, and (iii) the amount of the arrearage.

      SECTION  1.05.  Registration  of Senior Note Bank Bonds.  Senior Note Bank
                      ---------------------------------------
Bonds are to be issued to and registered in the name of United States Trust Company of New York, as the Senior Note Trustee, or a successor trustee thereto, under the Senior Note Indenture to secure any and all obligations of the Company under the Bank Senior Notes and any other series of Senior Notes from time to time outstanding under the Senior Note Indenture.

      SECTION 1.06. Transferability and Assignability of Senior Note Bank Bonds.
                    -----------------------------------------------------------
Except (i) as required to effect an assignment to a successor Trustee under the Senior Note Indenture, (ii) pursuant to Section 4.03 or Section 4.06 of the
Senior Note Indenture, or (iii) in compliance with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company, the Senior Note Bank Bonds are not transferable. The Senior Note Bank Bonds shall be exchangeable for other registered bonds of the same series and for the same aggregate principal amount, in the manner and upon the conditions prescribed in the Mortgage, upon the surrender of such bonds at the office or agency of the Company in the Borough of Manhattan, The City of New York. The Company covenants and agrees that, notwithstanding Section 2.03 of the Original Indenture, it will not charge any sum for or in connection with any exchange or transfer of any Senior Note Bank Bond, but may require the payment of a sum sufficient to cover any tax or taxes or other governmental charges incident to any exchange, transfer or registration thereof.

      SECTION  1.07.  Redemption  of Senior  Note Bank  Bonds.  Senior Note Bank
                      ---------------------------------------
Bonds shall not be redeemable, in whole or in part, at the option of the Company.

      Senior Note Bank Bonds shall not be redeemable by the operation of the improvement fund pursuant to Section 5.07 and Section 9.06 of the Mortgage or otherwise, by operation of the maintenance and replacement provisions pursuant to Sections 5.08 and 9.06 of the Mortgage or otherwise, or with the proceeds of released property pursuant to Section 9.06 of the Mortgage or otherwise.

      SECTION 1.08.  Mandatory  Redemption of Senior Note Bank Bonds. The Senior
                     -----------------------------------------------
Note Bank Bonds shall be immediately redeemable at a redemption price of 100% of the principal amount thereof, plus interest accrued to the redemption date, in whole, upon a written demand for redemption by the Senior Note Trustee stating that (i) the Bank Senior Notes have been called for redemption or (ii) the principal of all Senior Notes then outstanding under the Senior Note Indenture have been declared to be immediately due and payable pursuant to the provisions of the first sentence of Section 8.01(a) thereof.

      SECTION 1.09.  Related  Series of Senior Note First  Mortgage  Bonds.  For
                     -----------------------------------------------------
purposes of Section 4.07 of the Senior Note Indenture, this bond shall be deemed to be the "Related Series of Senior Note First Mortgage Bonds" in respect of the Bank Senior Notes.

      SECTION 1.10.  Satisfaction and Discharge.  At any time a Bank Senior Note
                     --------------------------
shall  cease to be entitled  to any lien,  benefit or security  under the Senior
Note Indenture pursuant to Section 5.01(b) thereof and the Company shall have provided the Senior Note Trustee with notice thereof, the Senior Note Trustee shall surrender an equal principal amount of the Related Series of Senior Note First Mortgage Bonds, subject to the limitations of Section 4.06 of the Senior
Note Indenture, to the Company for cancellation.


                                 ARTICLE II.

                       FORM OF THE SENIOR NOTE BANK BONDS

      SECTION 2.01. Form of Senior Note Bank Bonds.  The form of the Senior Note
                    ------------------------------
Bank Bonds and the Trustee's authentication certificate to be endorsed thereon shall be substantially as follows, the maturity date or dates, denominations, redemption prices and interest rates thereof to be appropriately inserted.


                       [FORM OF SENIOR NOTE BANK BONDS]

                           METROPOLITAN EDISON COMPANY

            FIRST MORTGAGE BOND, SENIOR NOTE BANK SERIES DUE 2002

$                                                           No.

      METROPOLITAN EDISON COMPANY, a corporation of the Commonwealth of Pennsylvania (hereinafter called the "Company"), for value received, hereby promises to pay to United States Trust Company of New York, as Trustee under the Company's Indenture dated as of July 1, 1999, or registered assigns, Dollars on February 1, 2002, unless this Bond shall have been duly called for previous redemption in whole or in part and payment of the redemption price shall have been duly made or provided for, at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay to the registered holder hereof interest thereon, at said office or agency, in like coin or currency, from the date hereof until said principal sum has been paid or provided for, at the rate or rates per annum provided for in Section 1.01 of the Supplemental Indenture, dated as of May 1, 2001, supplementing the Mortgage, on the interest payment dates provided in said Section 1.01 and, to the extent permitted by law, to pay interest on overdue interest at the rate per annum above specified.

      This bond is one of an issue of bonds of the Company (hereinafter referred to as the "bonds"), not limited in principal amount, issuable in series, which different series may mature at different times, may bear interest at different rates, and may otherwise vary as in the Mortgage hereinafter mentioned provided, and is one of a series known as its First Mortgage Bonds, Senior Note Bank Series due 2002 (herein called the "Senior Note Bank Bonds"), all bonds of all series issued and to be issued under and equally and ratably secured (except insofar as any sinking fund or analogous fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by an Indenture (herein, together with any indentures supplemental thereto, called the "Mortgage") dated November 1, 1944, executed by the Company to UNITED STATES TRUST COMPANY OF NEW YORK, as successor Trustee to GUARANTY TRUST COMPANY OF NEW YORK (herein called the "Trustee"), to which reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights and limitations of rights of the holders of the bonds and of the Company in respect thereof, the rights, duties and immunities of the Trustee, and the terms and conditions upon which the bonds are, and are to be, issued and secured. The Senior Note Bank Bonds are described in the Supplemental Indenture dated as of May 1, 2001, between the Company and the Trustee (the "Supplemental Indenture").

      Under an Indenture dated as of July 1, 1999 (hereinafter sometimes referred to as the "Senior Note Indenture"), between the Company and United Trust Company of New York, as trustee (hereinafter sometimes called the "Senior Note Trustee"), the Company will issue, concurrently with the issuance of this bond, an issue of notes under the Senior Note Indenture entitled Senior Notes, Bank Series (the "Bank Senior Notes"). Pursuant to Article IV of the Senior Note Indenture, this bond is issued to the Senior Note Trustee to secure any and all obligations of the Company under the Bank Senior Notes and any other series of senior notes from time to time outstanding under the Senior Note Indenture. Payment of principal of, or interest on, the Bank Senior Notes shall constitute payments on this bond as further provided herein and in the Supplemental Indenture.

      Interest on this bond shall be computed in accordance with the Bank Senior Notes.

      Upon any payment of the principal of, and interest on, all or any portion of the Bank Senior Notes, whether at maturity or prior to maturity by redemption or otherwise or upon provision for the payment thereof having been made in accordance with Section 5.01(a) of the Senior Note Indenture, Senior Note Bank Bonds in a principal amount equal to the principal amount of such Bank Senior Notes shall, to the extent of such payment of principal and interest, be deemed paid and the obligation of the Company thereunder to make such payment shall be discharged to such extent and, in the case of the payment of principal such bonds of said series shall be surrendered to the Company for cancellation as provided in Section 4.06 of the Senior Note Indenture. The Trustee may at anytime and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of, and interest on the Senior Note Bank Bonds, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing sentence unless and until the Trustee shall have received a written notice from the Senior Note Trustee signed by one of its officers stating (i) that timely payment of principal of or interest on, the Bank Senior Notes has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the Senior Note Trustee pursuant to the Senior Note Indenture, and (iii) the amount of the arrearage.
                                        9

      For purposes of Section 4.07 of the Senior Note Indenture, this bond shall be deemed to be the "Related Series of Senior Note First Mortgage Bonds" in respect of the Bank Senior Notes.

      The Mortgage contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five per cent (75%) in principal amount of all the bonds at the time outstanding (determined as provided in the Mortgage) evidenced as in the Mortgage provided, or in case the rights under the Mortgage of the holders of bonds of one or more, but less than all, of the series of bonds outstanding shall be affected, then with the consent of the holders of not less than seventy-five per centime (75%) in principal amount of the bonds at the time outstanding of the series affected (determined as provided in the Mortgage) evidenced as in the Mortgage provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Mortgage or modifying in any manner the rights of the holders of the bonds and coupons thereunto appertaining; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any bonds, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, without the consent of the holder of each bond so affected, or (ii) reduce the aforesaid percentage of bonds, the holders of which are required to consent to any such supplemental indenture without the consent of the holders of all bonds then outstanding. Any such consent by the registered holder of this bond (unless effectively revoked as provided in the Mortgage) shall be conclusive and binding upon such holder and upon all future holders of this bond, irrespective of whether or not any notation of such waiver or consent is made upon this bond.

      No reference herein to the Mortgage and no provision of this bond or of the Mortgage shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this bond at the time and place and at the rate and in the coin or currency herein prescribed.

      The Senior Note Bank Bonds are issuable only in fully registered form in denominations of $1,000 and any amount in excess thereof.

      The Mortgage provides that if the Company shall deposit with the Trustee in trust for the purpose funds sufficient to pay the principal of all of the bonds of any series, or such of the bonds of any series as have been or are to be called for redemption, and premium, if any, thereon, and all interest payable on such bonds to the date on which they become due and payable, at maturity or upon redemption or otherwise, and complies with the other provisions of the Mortgage in respect thereof, then from the date of such deposit such bonds shall no longer be entitled to any lien or benefit under the Mortgage.

      The Senior Note Bank Bonds shall be redeemable as provided in the Supplemental Indenture.

      The principal hereof may be declared or may become due prior to the express date of the maturity hereof on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

      This bond is not transferable except (i) as required to effect an assignment to a successor Trustee under the Senior Note Indenture, (ii) pursuant to Section 4.03 or Section 4.06 of the Senior Note Indenture, or (iii) in compliance with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company. This bond shall be exchangeable for other registered bonds of the same series and for the same aggregate principal amount, in the manner and upon the conditions prescribed in the Mortgage, upon the surrender of such bonds at the office or agency of the Company in the Borough of Manhattan, the City of New York. However, notwithstanding the provisions of Section 2.05 of the Mortgage, no charge shall be made upon any registration of transfer or exchange of bonds of said series other than for any tax or taxes or other governmental charge required to be paid by the Company. The Company and the Trustee, any paying agent and any bond registrar may deem and treat the person in whose name this bond is registered as the absolute owner hereof, whether or not this bond shall be overdue, for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee nor any paying agent nor any bond registrar shall be affected by any notice to the contrary.

      No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Mortgage, against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

      This bond shall not become valid or obligatory for any purpose until UNITED STATES TRUST COMPANY OF NEW YORK, the Trustee under the Mortgage, or its successor thereunder, shall have signed the certificate of authentication endorsed hereon.

      IN WITNESS WHEREOF, METROPOLITAN EDISON COMPANY has caused this bond to be signed in its name by the manual or facsimile signature of its President or one of its Vice Presidents and its corporate seal, or a facsimile thereof, to be affixed hereto and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.
Dated:

                                    METROPOLITAN EDISON COMPANY



                                    By:
                                       ---------------------------
                                       (Vice) President
Attest:



----------------------------
(Assistant) Secretary

                       [FORM OF TRUSTEE'S CERTIFICATE]

                      TRUSTEE'S AUTHENTICATION CERTIFICATE

      This bond is one of the bonds of the series herein designated, provided for in the within-mentioned Mortgage.


                        UNITED STATES TRUST COMPANY OF NEW YORK


                        By: ____________________________________
                           Authorized Officer


                    [END OF FORM OF SENIOR NOTE BANK BOND]

                                   ARTICLE III

                                  MISCELLANEOUS

      Section 3.01.. Covenants of the Company. So long as any of the senior note
                     ------------------------
bank bonds shall be secured by the lien of the mortgage:

            (a) The term "minimum provision for depreciation" when used for any purposes under the Mortgage and with reference to any period of time shall mean an amount computed pursuant to the provisions of Article I, Section 5 of the Supplemental Indenture dated March 1, 1952.

            (b) Clause (A)(II) of Section 1.06 of the Original Indenture shall be deemed amended as set forth in the quotation contained in Article I, Section 4 of the Supplemental Indenture dated May 1, 1960.

            (c) The first sentence of Section 5.20 of the Original Indenture shall be deemed amended as set forth in the quotation contained in Article I,
Section 6 of the Supplemental Indenture dated December 1, 1950.

            (d) The Company will keep and perform the covenants and agreements set forth in Article I, Section 7 of the Supplemental Indenture dated June 1, 1957, irrespective of whether any of the bonds of the series created by such Supplemental Indenture shall be then outstanding.

            (e) The Company  will keep and perform  the  covenants  set forth in
Article I, Section 4 of the Supplemental Indenture dated March 1, 1952, irrespective of whether any of the bonds of the series created by such Supplemental Indenture shall be then outstanding.
Indemnification of the Trustee

      SECTION  3.02.  Indemnification  of the  Trustee.  The  Trustee  shall  be
                      --------------------------------
entitled to rely conclusively on each notice delivered to it by the Senior Note Trustee or the Company pursuant to the terms of this Supplemental Indenture for all purposes under the Mortgage. The Trustee shall have no duty or responsibility to the Company or to the holder or holders of the Senior Note Bank Bonds from time to time to verify independently the information contained in any such notice or with respect to the determinations or calculations of interest which may from time to time or at any given time be due on the Senior Note Bank Bonds.

      SECTION 3.03. Table of Contents and Titles of Articles Not Part. The table
                    -------------------------------------------------
of contents and the titles of the Articles of this Supplemental Indenture shall not be deemed to be any part thereof.

      SECTION 3.04. Original Indenture Confirmed as Amended and Supplemented. As
                    --------------------------------------------------------
amended and supplemented by the aforesaid indentures supplemental thereto and by this Supplemental Indenture, the Original Indenture is in all respects ratified and confirmed and the Original Indenture and the aforesaid indentures supplemental thereto and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

      SECTION 3.05. Execution in Counterparts. This Supplemental Indenture shall
                    -------------------------
be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

      The debtor and its mailing address are Metropolitan Edison Company, 2800 Pottsville Pike, Reading, Pennsylvania 19605. The secured party and an address of the secured party from which information concerning the security interest may be obtained are United States Trust Company of New York, Trustee, 114 West 47th Street, New York, New York 10036.

      IN WITNESS WHEREOF, METROPOLITAN EDISON COMPANY has caused this instrument to be signed in its name and behalf by its President or a Vice President, and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, and UNITED STATES TRUST COMPANY OF NEW YORK has caused this instrument to be signed in its name and behalf by a Vice President or an Assistant Vice President and its corporate seal to be hereunto affixed and attested by an Assistant Vice President or an Assistant Secretary, all as of the day and year first above written.


ATTEST                                    METROPOLITAN EDISON COMPANY


_______________________________           By:________________________________
M. E. Gramlich                               T. G. Howson
Assistant Secretary                          Vice President



Signed, sealed and delivered by said                  [CORPORATE SEAL]
Metropolitan Edison Company
in the presence of


----------------------------------------


----------------------------------------

ATTEST                              UNITED STATES TRUST COMPANY
                                          OF NEW YORK

_______________________________     By:_______________________________
Kevin Fox                              Louis P. Young
Assistant Secretary                    Vice President



Signed,  sealed and delivered by said
United States Trust Company of New York
in the presence of:


                                               [CORPORATE SEAL]
---------------------------------


---------------------------------

STATE OF NEW JERSEY     :
                        :  ss:
COUNTY OF MORRIS        :

      On this 26th day of April, 2001, before me, Barbara E. Jost, a Notary Public for the State and County aforesaid, the undersigned officer, personally appeared T.G. Howson, who acknowledged himself to be a Vice President of Metropolitan Edison Company, a corporation, and that he as such Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as Vice President.

      IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                       -------------------------------------
                                       Barbara E. Jost
                                       Notary Public of New Jersey
                                       My Commission Expires August 12, 2001
[NOTARIAL SEAL]

STATE OF NEW YORK       :
                        :  ss:
COUNTY OF NEW YORK      :
      On this 26th day of April, 2001, before me, Christine C. Collins, a Notary Public for the State and County aforesaid, the undersigned officer, personally appeared Louis P. Young, who acknowledged himself to be a Vice President of United States Trust Company of New York, a corporation, and that he as such Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as Vice President.

      IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                       ---------------------------------
                                       Christine C. Collins
                                       Notary Public, State of New York
                                       No. 03-4624735
                                       Qualified in Bronx County
                                       Certificate filed in New York County
                                       Commission Expires March 30, 2002

[NOTARIAL SEAL]

                            CERTIFICATE OF RESIDENCE

      United States Trust Company of New York, Mortgagee and Trustee within named, hereby certifies that its precise residence is 114 West 47th Street, in the Borough of Manhattan, in the City of New York, in the State of New York.


                              UNITED STATES TRUST COMPANY
                              OF NEW YORK


                              By:------------------------------------
                                 Vice President